Exhibit 10.1

CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

This Confidential Separation and Release Agreement (“Agreement”) is made and entered into as of December 31, 2025, by and between MSC Industrial Direct Co. Inc. (“Parent”) and Sid Tool Co., Inc. dba MSC Industrial Supply Co. (the “Company”) and Erik Gershwind (“Executive”) (each a “Party” and collectively, the “Parties”).

RECITALS

WHEREAS, Executive has served as the Chief Executive Officer of the Company since January 2013, and in furtherance of the succession plan mutually agreed to between the Company and Executive, Executive resigns from his position as Executive Officer of Parent and each of its subsidiaries effective at 11:59 P.M. on December 31, 2025 (the “Separation Date”);
WHEREAS, Executive has served as a member of the Board of Directors of Parent (the “Board”) since October 2010 and will continue to serve as a member of the Board following the Separation Date, according to the terms and conditions of Parent’s bylaws;
WHEREAS, the Company wishes to provide Executive with certain benefits in consideration of the promises and covenants of Executive, as contained herein, which include but are not limited to Executive’s agreement to release any and all claims Executive has against Parent, the Company and the Affiliates; and
WHEREAS, Executive has been allowed at least 21 days within which to consider this Agreement.
NOW, THEREFORE, based on the foregoing facts and in consideration of and in exchange for the promises, covenants, and releases contained herein, the Parties agree as follows:
1.Separation Date. Executive’s last day of active employment with Parent, the Company, and any and all other Affiliates is December 31, 2025 (the "Separation Date"), and Executive hereby resigns from all officer, committee, and trustee positions with Parent, the Company, and any and all Affiliates and as a director, manager or any other positions of or with the Company and all of its subsidiaries effective as of the Separation Date, provided that Executive will continue to serve as a member of the Board, as its Vice Chair, following the Separation Date subject to the terms and conditions of the applicable bylaws. Executive understands that, except as provided in this Agreement or as required by applicable law, as of the Separation Date, all compensation and benefits Executive was receiving as an employee shall cease; provided, however, that Executive’s rights and obligations with respect to his equity awards granted under the MSC Industrial Direct Co., Inc. 2015 Omnibus Incentive Plan and the MSC Industrial Direct Co., Inc. 2023 Omnibus Incentive Plan (collectively, the “Equity Plans”) will continue pursuant to the terms, conditions, and requirements of the Equity Plans and his individual equity award agreements. Executive agrees that from and after the Separation Date, Executive shall no longer be, and shall not hold himself out as, an employee or officer of Parent, the Company, or any Affiliate.

2.Separation Benefits. In consideration of Executive’s promises and releases set forth in this Agreement and Executive’s compliance with those promises and releases, including but not limited to the Release set forth in Paragraph 4, the Company will pay Executive an amount equal to thirty-three and one-third percent (33.33%) of the annual cash performance bonus that he would have been paid in respect of fiscal year 2026 under (and subject to the terms and conditions of, including those related to Company and individual performance) the Company’s Performance Bonus Plan (the “Bonus Plan”) if he had remained employed with the Company through the date on which bonuses are paid for fiscal year 2026 under the Bonus Plan (the “Special Payment”). The Special Payment will be paid in a single lump sum, less taxes and deductions required by law, on the earlier of (i) the date that bonuses are paid under the Bonus Plan to Company employees after the close of fiscal year 2026, or (ii) December 31, 2026.
As Executive has not asserted any sexual harassment claims, and Executive represents that Executive is currently unaware of any claims for sexual harassment that Executive may have, no part of the consideration in this Paragraph 2 has been specifically allocated for the release of claims for sexual harassment.
Executive agrees that the additional consideration described in this Agreement shall be a separation benefit only, and its existence does not entitle the Executive to any rights as an employee of the Company. Executive acknowledges that he would not otherwise be entitled to the separation benefits were it not for Executive’s covenants, promises, and releases set forth in this Agreement.
3.No Other Amounts Owed. Executive acknowledges that he has been paid, or will be paid on the next regular payday following the Separation Date, all regular wages earned by him up through and including the Separation Date. Executive further acknowledges and agrees that no additional compensation or benefits are currently or will be due to Executive from Parent, the Company, or any Affiliate, except as expressly set forth in this Agreement. Executive acknowledges that the payment described in Paragraph 2 above is in lieu of and in full satisfaction of any amounts that might otherwise be payable to Executive under any contract, plan, policy, arrangement, or practice, past or present, of Parent, the Company, or any Affiliate, including but not limited to any severance plan, policy, or practice of the Company, any employment agreement or offer letter, bonus, incentive, compensation plan or program, or any other form of additional compensation, allowances and/or perks. Except as expressly provided in Paragraph 1 concerning the continued vesting of equity awards under the Equity Plans and as required under applicable law, Executive shall not be eligible to actively participate in or accrue any additional benefits under any employee benefit plans or compensation arrangements of Parent, Company, or any Affiliates after the Separation Date, except as he may be entitled solely in his capacity as a director of Parent.
4.Release. In consideration of the Special Payment described in Paragraph 2 of this Agreement, Executive, on Executive’s own behalf and on behalf of Executive’s agents, heirs, executors, administrators and assigns, voluntarily, knowingly and willingly releases and forever discharges Parent, the Company, each Affiliate (as defined below), and their respective partnerships, divisions, joint ventures, employee benefit plans, present or former officers, directors, partners, shareholders, employees, agents, trustees and administrators, predecessors, successors and assigns (each a “Releasee” and collectively, the "Releasees") from, and covenants not to sue or pursue any claim against any Releasee regarding, any and all contractual obligations, rights, claims, causes of action, charges, demands, damages and liabilities of every kind whatsoever, known or unknown, suspected or unsuspected (collectively, "Claims"), which Executive ever had, now has or hereafter can, shall or may have by reason of any matter, cause or thing whatsoever arising from the beginning of time to the time Executive signs this Agreement, to the fullest extent permitted by law (the "Release"). Notwithstanding the foregoing, nothing in this Agreement shall be construed to limit or waive Executive’s (i) indemnification rights as set forth in Section 5.9 of the Reclassification Agreement dated June 20, 2023 (the “Reclassification Agreement”) and Parent’s, Company’s, and each of its subsidiaries’ governing documents; or (ii) rights, if any, to coverage or advancement of legal fees and expenses under any applicable directors and officers liability insurance policies maintained by Parent, Company, and each of its subsidiaries, or any indemnification or exculpation rights Executive may have under Parent’s, Company’s, and each of its subsidiaries’ governing documents or applicable law, with respect to acts or omissions occurring during Executive’s employment with the Company. This Release is a full and final general release of all Claims, including, but not limited to: any claims under federal statutes, regulations or common law including without limitation under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act), Title VII of the 1964 Civil Rights Act, the Americans with Disabilities Act, the Americans with Disabilities Amendments Act, the Employee Retirement Income Security Act of 1974 (excluding claims for vested benefits), the National Labor Relations Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Lily Ledbetter Fair Pay Act, the Worker Adjustment and Retraining Notification Act, Sarbanes Oxley, the Rehabilitation Act, Executive Order 11246, VEVRA, the Immigration and Naturalization Act, and Sections 1981 through 1988 of Title 42 of the United States Code, all as amended; claims under the common law, statutes, regulations, and ordinances in any state or locality in which Executive worked and any other applicable state or locality; any claims for compensatory or punitive damages, liquidated damages, attorneys fees, and costs; claims for retaliation, wrongful discharge, constructive discharge, promissory estoppel, breach of contract, failure to give notice, oppression, invasion of privacy, violations of any state and/or municipality whistle-blowing statutes or laws or fair employment statutes or laws; and any claims for violations of any other law, rule, regulation, or ordinance pertaining to employment, wages, hours, stock ownership, or any other terms and conditions of employment and separation of employment, and any other claims, counterclaims and/or third party claims, which have been, or could have been, asserted by Executive in any court, arbitration, or other forum arising out of or in any way related to the employment relationship between Executive and the Company or between Executive and any other Releasee or the separation thereof, to the fullest extent permitted by law; provided, however, that nothing in this release shall impair any vested retirement or 401(k) benefits Executive may have as of Executive’s Separation Date, any rights with respect to COBRA continuation coverage under any group health plan of the Company, any rights and obligations on and after the Separation Date with respect to Executive’s equity awards granted under the Equity Plans, any claims to require the Company to honor its commitments set forth in this Agreement, or any claims to interpret or to determine the scope, meaning or effect of this Agreement. Notwithstanding the foregoing, the definition of "Claims" hereunder does not include any claim that arises after the date that Executive signs this Agreement, any claim under unemployment or workers' compensation laws, and any claim that cannot, as a matter of law, be released by private agreement.
5.No Pending Claims. Executive hereby represents and warrants that Executive has not filed or caused to be filed any complaints, charges or lawsuits against Parent, the Company, or any of the other Releasees, and that no such complaints, charges or lawsuits are pending.
6.Benefits. The Company will direct the trustee or administrator to distribute Executive’s vested accrued benefits, if any, in the Company’s pension and profit-sharing plans (if any) in accordance with the provisions of said plans. If Executive participated in the Company’s group health insurance plan, the following will apply. The Company will provide Executive the right to elect whatever group health plan continuation coverage to which Executive and Executive’s dependents are entitled pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986, 26 U.S.C. § 4980B et seq., (“COBRA”), and to provide assistance with respect to exercising any conversion rights provided under the Company’s group health plan(s). Executive’s “qualifying event” for COBRA purposes shall be the Separation Date. Executive is hereby informed that in addition to COBRA continuation coverage, there may be other coverage options for Executive and Executive’s dependents through the Health Insurance Marketplace (also known as “Exchanges”) under the Patient Protection and Affordable Care Act (“PPACA”). Executive should review all available options carefully, as Executive’s election of COBRA could affect Executive’s eligibility to obtain coverage through the Exchanges. Executive will receive a Notice of COBRA Continuation Coverage Rights separately, but outside of providing this COBRA Notice, the Company specifically does not accept any responsibility for guiding Executive or advising Executive about the timing constraints for such choices, or about Executive’s eligibility to obtain coverage through the Exchanges. The Company advises Executive to consult with Executive’s own counsel regarding options and choices for securing the health care coverage that Executive desires to put into effect following Executive’s termination.
7.Mutual Non-Disparagement. Executive agrees not to disparage or otherwise impugn the business or management of Parent, the Company, or any Affiliate, or any of their respective officers, directors, agents, representatives or employees. Executive further agrees not to make, or knowingly cause to be made, any statement or communication, written or oral, with the intention of damaging the business or reputation of Parent, Company, or any Affiliate, or the personal or business reputations of any of their respective officers, directors, agents, representatives or employees, or of interfering with, impairing or disrupting the normal operations of Parent, the Company, or any Affiliate.
The Company agrees that the respective officers, directors, and senior management employees of Parent, the Company, or any Affiliate shall not, in any way, directly or indirectly, disparage or otherwise impugn Executive.

Provided, however, that nothing in this Agreement shall prevent either Party, or any such officer, director, or senior management employee of the Company, Parent or an Affiliate, from providing truthful testimony if required by subpoena or order of a court or other governmental entity with jurisdiction over the Party or such officer, director, or senior management employee (as applicable) or by law enforcement, as applicable, and nothing herein shall limit Executive’s rights as set forth in Paragraph 10 of this Agreement or, if Executive had any actual claim that is released in this Agreement and that had as its factual foundation an unlawful discrimination claim (including discriminatory harassment or retaliation), then nothing in this Agreement shall prohibit Executive from disclosing the underlying facts and circumstances related to such claim.
The Parties do not release the right to enforce the terms of this Agreement.
8.Return of Company Property. All documents (electronic, paper or otherwise), data and records (electronic, paper or otherwise), materials, software, equipment and other physical property excluding Executive’s mobile phone (iPhone12 serial number [*****]) and mobile phone number (the “Cell-Phone & Cell-Phone Number”), the Laptop (as defined below), and e-mail address which Executive will retain following the Separation Date, and all copies of the foregoing, whether or not otherwise containing confidential information, that have come into Executive’s possession or been created, produced, reproduced or utilized by or on behalf of Parent, the Company, or any Affiliate or by Executive in connection with Executive’s employment or services ("Property"), have been and remain the sole property of Parent, the Company, or the Affiliate, as applicable. Executive agrees that Executive must and that Executive has returned all such Property to the Company on or before Executive’s Separation Date (or as to Property on the Cell-Phone & Cell-Phone Number or the laptop (HP Elite serial # [*****]) (the “Laptop”) that Executive will retain after the Separation Date, such later date as instructed by the Company (and Executive agrees to protect such Property and keep it confidential in the interim)), including but not limited to Company-owned equipment (including without limitation computers, printers, tools, cell phones, smart phones, i-pads and blackberries) and passwords thereto, Company cars, office, desk and file cabinet keys, any Company corporate credit card, identification/pass cards, and other Parent, Company, or Affiliate property including without limitation files, customer data, pricing and other financial information, formulas, papers, data, lists, charts, passwords, social media accounts, photographs, computer records or disks relating in any manner to the business activities of Parent, the Company, or any Affiliate, without retaining any copy or summary thereof. To the extent that Executive has any Property on any personal device or account, including but not limited to personal computers, cell phones, and other devices, Executive agrees to delete Property from Executive’s device or account after first returning a copy of the property to the Company (in care of Julie Rockett, Chief People Officer) except for any Property that Executive is required to maintain under applicable law. For the avoidance of doubt, Executive’s obligations in this Paragraph 8 shall not apply to any records or property that Executive is entitled to retain in his role as a director on the Board. For purposes of this Agreement, the term "Affiliate" means (i) J&L America, Inc.; (ii) Engman-Taylor, an MSC Company, LLC; (iii) MSC Import Export LLC; (iv) MSC Industrial Supply S.de.R.de C.V.; (v) Wm. F. Hurst Co., LLC; (vi) MSC Industrial Supply ULC; (vii) American Specialty Grinding Co., Inc.; (viii) Tru-Edge Grinding LLC, an MSC Company; (ix) Buckeye Industrial Supply Company LLC, an MSC Company; (x) All Integrated Solutions, Inc.; (xi) Tower

Fasteners, LLC (xii) Aptex, an MSC Company, (xiii) KAR Industrial, an MSC Company Inc. and (xiv) any other subsidiary of Parent. Executive will sign any paperwork necessary for the transfer of the Cell-Phone & Cell-Phone Number, the Laptop, and use of the e-mail address by Executive while Executive is a director, and Executive will be responsible for all expenses and charges related to the Cell-Phone & Cell-Phone Number. Executive agrees to timely forward to the Company’s then CEO (or his or her designee) business communications related to the Company or any Affiliate received at the Cell-Phone & Cell-Phone Number or e-mail address that are not sent to Executive in his capacity as a member of the Board.
9.Covenants. Executive shall continue to be bound by any continuing obligations set forth in the confidentiality, non-solicitation and non-competition agreements which Executive signed during Executive’s employment with the Company. Any breach of the restrictive covenant agreements by Executive shall entitle the Company (and Parent and each Affiliate, as applicable) to all of the relief set for therein.
10.Disclaimer Regarding Government Agency Claims. Executive understands that nothing contained in this Agreement, including without limitation the provisions of Paragraphs 4, 7, 9 and 11 of this Agreement, limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, the Securities and Exchange Commission, or any similar federal, state or local governmental agency or commission charged with enforcing a law on behalf of the government (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information without prior notice to Parent, the Company, or any Affiliate. However, by signing this Agreement, Executive hereby waives and releases the right to recover damages and any other form of personal relief in any proceeding Executive may bring before any of the Government Agencies, and Executive further represents that Executive will not seek or be entitled to any monetary recovery or other personal relief in any action or proceeding that may be commenced on Executive’s behalf arising out of the matters released in this Agreement. Notwithstanding the foregoing, this Agreement does not limit Executive’s right to receive an award for information provided to any Government Agency under an established whistleblower program of such Government Agency. Nothing in this Agreement, however, is intended to waive the attorney-client or work product privileges of Parent, the Company or any Affiliate.
11.Cooperation. Executive agrees to cooperate in good faith with Parent and the Company to provide all information or testimony that Parent or the Company may hereafter reasonably request with respect to matters including but not limited to administrative, judicial, legal, or other proceedings, inquiries or investigations, involving Executive’s present or former relationship with Parent, the Company, or any Affiliate, the work Executive has performed, or present or former associates or clients of Parent, the Company, or any Affiliate, so long as such requests do not unreasonably interfere with any other job in which Executive is engaged. The Company agrees to reimburse Executive for all reasonable out-of-pocket costs Executive shall incur in connection with such cooperation, unless prohibited by applicable law or regulation;

provided, however, that nothing in this Paragraph 11 shall be construed to create any additional advancement or reimbursement obligations with respect to any matter subject to indemnification.
12.Acknowledgement regarding Legal Compliance. Executive acknowledges that he is subject to certain Company policies and securities laws and regulations prohibiting insider trading, in accordance with SEC requirements.
13.Entire Separation Agreement. The terms described in this Agreement set forth the entire agreement and understanding between Executive on the one hand and Parent and/or the Company on the other hand, and supersede all prior agreements, arrangements and understandings, written or oral, between Executive and Parent and/or the Company, pertaining to the subject matter of this Agreement. Notwithstanding the foregoing, this Agreement does not novate, and Executive agrees to continue to abide by and comply with the terms and conditions set forth in, any prior agreement by Executive not to use or disclose Parent’s, the Company's or any Affiliate's confidential, trade secret or proprietary information or any material nonpublic information, to return the property of Parent, the Company, or any Affiliate, and to not disparage Parent, the Company, or any Affiliate, including without limitation the terms of the Associate Confidentiality, Non-Solicitation and Non-Competition Agreement(s) Executive previously executed with the Company and which shall survive execution of this Agreement to the extent not inconsistent with the terms of this Agreement.
14.Construction. This Agreement shall not be construed in favor of one Party or against the other.
15.No Waiver. The failure to insist upon compliance with any term, covenant, or condition contained in this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power contained in this Agreement at any one or more times be deemed a waiver or relinquishment of any right or power at any other time or times.
16.No Admission of Liability or Unlawful Conduct. Neither this Agreement, nor any consideration under Paragraph 2 of this Agreement, will be deemed or construed at any time for any purpose as an admission by Parent, the Company, or any Affiliate of any liability, wrongful, or unlawful conduct of any kind. Executive acknowledges that Parent, the Company and each Affiliate expressly denies any liability and any wrongful or unlawful conduct.
17.Governing Law, Consent to Jurisdiction, Waiver of Jury Trial. To the fullest extent permitted by law, Executive, and Parent and the Company, agree to waive any right to a trial by jury regarding any dispute, claim or cause of action arising out of, concerning, or related to, Executive’s employment and services, Executive’s termination of employment, or this Agreement. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any state’s conflict of law provisions, and the parties consent to venue and jurisdiction in the state or federal courts in Nassau County, New York.

18.Severability. If at any time after the date of the execution of this Agreement, any provision of this Agreement shall be held in any court of competent jurisdiction to be illegal, void, or unenforceable, such provision shall be deemed to be restated to reflect, as nearly as possible, the original intentions of the parties in accordance with applicable law. The invalidity or unenforceability of any provision of this Agreement, however, shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.
19.Benefit and Burden/Assignability. This Agreement, and all the terms and provisions contained herein, shall bind the heirs, personal representatives, successors, and assigns of Executive. This Agreement is assignable by each of Parent and the Company. Executive’s rights and obligations under this Agreement shall not be transferable by the Executive by assignment or otherwise, without the prior written consent of Parent and the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate, to the fullest extent permitted by law. Except as expressly set forth in this Agreement, nothing expressed or referred to in this Agreement will be construed to give any person or entity other than Parent, the Company, each Affiliate, their assigns, and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.
20.Counterparts. This Agreement may be executed in multiple counterparts, by actual or electronic signature, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.
21.Miscellaneous.
a.Executive acknowledges and agrees that Executive is not relying on any representations or promises by any representative of Parent, the Company, or any Affiliate concerning the meaning of any aspect of this Agreement.

b.This Agreement may not be altered or modified other than in a writing signed by Executive and an authorized representative of Parent and the Company.

c.Executive is hereby advised to consult with an attorney of Executive’s choice prior to signing this Agreement. Executive understands and agrees that Executive has the right and has been given the opportunity to review this Agreement, including specifically the Release in Paragraph 4, with an attorney of Executive’s choice should Executive so desire, at Executive’s own expense.

d.Executive also understands and agrees that the Company is under no obligation to offer Executive the payments set forth above, that Executive is under no obligation to consent to the Release set forth in Paragraph 4, and that Executive has entered into this Agreement freely and voluntarily.

22.Return of Agreement; Effective Date. Executive has until December 31, 2025 to consider the terms of this Agreement. THE PARTIES AGREE THAT MODIFICATIONS TO THIS AGREEMENT WILL NOT EXTEND THIS PERIOD. Furthermore, once Executive has signed this Agreement, Executive has seven (7) additional days from the date Executive signs it to revoke Executive’s consent to the Release by delivering (by hand or overnight courier) written notice of revocation, signed by Executive and delivered to the Company (c/o Julie Rockett, Chief People Officer, MSC Industrial Direct Co., Inc., 525 Harbour Place Drive, Davidson, NC 28036 or rockettj@mscdirect.com) no later than 5:00 p.m. Eastern Time on the seventh (7th) day of the revocation period. The Agreement will not become effective until the eighth (8th) day after the date Executive has signed it and returned it to the Company, assuming that Executive has not revoked Executive’s consent during such time (the “Effective Date”). Executive acknowledges and agrees that, in the event Executive does not sign this Agreement within the time period required herein or Executive revokes this Agreement during the revocation period, it shall have no force or effect, and Executive shall have no right to receive any of the payments or benefits provided for in Paragraph 2.
23.Ownership of Claims. Executive represents and warrants that Executive is the sole and lawful owner of all rights, title, and interest in and to all released matters, claims, and demands referred to herein. Executive further represents and warrants that there has been no assignment or other transfer of any interest in such matter, claims, or demands which Executive may have against the Company or any other Releasee.
24.Relief and Enforcement Costs. The Parties agree that in the event one Party breaches any provision of this Agreement, the other Party shall have the right to file a lawsuit against the breaching Party seeking temporary, preliminary, and permanent injunctive relief, and any other damages and relief available under the law. The prevailing Party shall recover all costs and reasonable attorney’s fees incurred in conjunction with enforcement of this Agreement to the extent permitted by law.
25.Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
26.Code Section 409A.  The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code.  Notwithstanding any provision of this agreement to the contrary, in the event the Company determines that any amounts payable hereunder will be immediately taxable to Executive under Section 409A of the Code, the Company and Executive shall cooperate in good faith to (x) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that they mutually determine to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement and to avoid less favorable accounting or tax consequences for the Company and/or (y) take such other actions as mutually determined to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A of the Code or to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes thereunder.
27.Acknowledgment of Rights and Waiver of Claims Under the Age Discrimination in Employment Act. Executive acknowledges that Executive is knowingly and voluntarily waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”). Executive further acknowledges that Executive has been advised by this writing, as required by the Older Workers’ Benefit Protection Act, that: (a) Executive has had more than twenty-one (21) days to consider this Agreement (although Executive may by Executive’s own choice execute this Agreement earlier); (b) Executive has seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (c) this Agreement shall not be effective until the date upon which the revocation period has expired, which is the Effective Date as set forth in Paragraph 22. Executive may revoke this waiver only by giving the Company formal, written notice of Executive’s revocation of this waiver as set forth in Paragraph 22.
THIS AGREEMENT INCLUDES A RELEASE AND WAIVER OF ANY AND ALL CLAIMS THROUGH THE DATE EXECUTIVE SIGNS THIS AGREEMENT.

This Agreement was given to Executive on December 9, 2025. Please sign below and return this Agreement on the Separation Date. This Agreement may not be signed prior to Executive’s Separation Date.
[Signatures on the following page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

PARENT:

MSC INDUSTRIAL DIRECT CO., INC.:

By: /s/ Neal Dongre
Name:    Neal Dongre
Title:    Senior Vice President, General Counsel and Corporate Secretary

COMPANY:

Sid Tool Co., Inc.
dba MSC Industrial Supply Company:

By: /s/ Neal Dongre

Name:    Neal Dongre
Title:    Senior Vice President, General Counsel and Corporate Secretary

EXECUTIVE:

/s/ Erik Gershwind
Name: Erik Gershwind

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